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                                                                      EXHIBIT 5


                               September 25, 1998



Masco Corporation
21001 Van Born Road
Taylor, MI 48180

         RE:      MASCO CORPORATION
                  REGISTRATION STATEMENT ON FORM S-8
                  1991 LONG TERM STOCK INCENTIVE PLAN

Dear Sirs:

         I am acting as your counsel in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, registering an aggregate of 12,000,000 shares of common stock, $1.00 par value (the "Shares"), of Masco Corporation, a Delaware corporation (the "Company"), which may be issued pursuant to the terms of the Company's 1991 Long Term Stock Incentive Plan.

         I, or attorneys on my staff who report to me, have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

         (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power under such laws to issue the Shares; and

         (2) The issuance of the Shares under the Plan has been duly authorized by appropriate corporate action and the Shares, when issued pursuant to the provisions of the Plan, will be validly issued, fully paid and nonassessable assuming that the exercise price of stock options is not less than par value and that prior to awarding shares of restricted stock there is a determination by the Company's Board of Directors that the Company has received consideration having a value not less than the par value of the shares awarded.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8.

                                                     Very truly yours,


                                                     /s/John R. Leekley
                                                     John R. Leekley
                                                     Senior Vice President and
                                                     General Counsel